Exhibit 10.2 Certain identified information has been excluded from this exhibit because it is both not material and is the type that the registrant treats as private or confidential. Such omitted information has been noted in this document with a placeholder identified by the mark “[***]”. First Amendment to Sublease Agreement This First Amendment to Sublease Agreement (this “Amendment”) is made and entered as of March 19, 2025 (“Effective Date”), by and between Turning Point Therapeutics, Inc., a Delaware corporation (“Sublandlord”), and Avidity Biosciences Inc., a Delaware corporation (“Subtenant”). RECITALS WHEREAS, HCP Callan Road, LLC, a Delaware limited liability company, and predecessor in interest to 3020-3030 CALLAN ROAD OWNER, L.L.C., a Delaware limited liability company (“Master Landlord”), and Sublandlord are parties to that certain Lease dated May 20, 2021 (“Original Lease”), as amended by that certain First Amendment to Lease, dated as of August 31, 2021, and that certain other First Amendment to Lease, dated as of September 16, 2022, and that certain Second Amendment to Lease, dated as of August 2, 2023, and that certain Fourth Amendment to Lease, dated as of April 29, 2024 (collectively, the “Master Lease”) whereby Sublandlord leases from Master Landlord certain premises consisting of two buildings described as Building A, comprising approximately 105,000 rentable square feet (“RSF”), and Building B, comprising approximately 80,000 RSF, within the project commonly known and located at 3020/3030 Callan Road, San Diego, California 92121 (the “Project”). WHEREAS, Sublandlord and Subtenant entered into that certain Sublease Agreement dated April 29, 2024 (“Sublease”) for the sublease of Building A. WHEREAS, Subtenant desires to exercise its Expansion Option and sublease Building B pursuant to the terms and conditions of the Sublease, as modified by this Amendment. WHEREAS, Sublandlord and Subtenant wish to enter into this Amendment to include Building B in the Premises and to set forth the terms and conditions for the sublease by Subtenant from Sublandlord of Building B (notwithstanding Section 6 of the Sublease). NOW THEREFORE, in consideration of $[***] and other good and valuable consideration, the receipt, sufficiency and delivery of which are hereby acknowledged, the Sublease is amended as follows: 1. Recitals and Capitalized Terms. The foregoing recitals are incorporated into this Amendment by this reference as if fully and completely set forth herein. All capitalized but undefined terms herein shall have the meanings ascribed in the Sublease. 2. Sublease of Building B. Sublandlord hereby subleases Building B, as illustrated in Exhibit A-1 of the Master Lease, to Subtenant and Subtenant hereby subleases Building B from Sublandlord, pursuant to the terms and conditions of the Sublease, as modified by this Amendment, and subject to the Consent (defined in Section 13 below). Subject to receipt of the Consent, the term of the sublease of Building B shall commence on the earlier of: (a) April 1, 2026; provided

2 that if Sublandlord has failed to complete the Sublandlord Infrastructure Work (as defined below), such date shall be extended on a day for day basis until such obligations have been satisfied, (b) the date of issuance of the Certificate of Occupancy or its equivalent (i.e. temporary or final) by the City of San Diego Development Services Department for the occupancy of the entirety of Building B for the Intended Use, or (c) the date on which Subtenant begins conducting business in Building B (the “Building B Commencement Date”) and shall expire on April 30, 2035, unless earlier terminated pursuant to the terms of the Sublease (“Building B Term”). The “Sublease Term” shall include the Building A Term and the Building B Term. 3. Sublease Premises. From and after the Building B Commencement Date, the term “Premises” or “Sublease Premises” under the Sublease shall include the entire Project which is comprised of Building A and Building B. Notwithstanding the foregoing, from and after January 1, 2026, Subtenant shall assume all maintenance obligations of Tenant set forth in the Master Lease and Subtenant’s Share of Direct Expenses under the Master Lease. As used herein, “Subtenant’s Share” shall mean 100% from and after January 1, 2026. 4. Acceptance of Building B. The Subtenant shall accept Building B in the condition existing as of the Building B Access Date (as defined below) in its “AS IS” and “WHERE IS” condition, and Sublandlord makes no representation or warranty regarding Building B, except as expressly set forth in this Section 4 and Section 7.g. below. Each of Sublandlord and Subtenant represent to the other, without any duty to investigate, that it has no actual knowledge of any damage or defect with respect to Building B that would not be discoverable during a visual inspection. By taking possession of Building B, Subtenant is deemed to have accepted Building B, with no representation or warranty by Sublandlord as to the condition of Building B other than as expressly set forth in this Section 4 (including any building systems and equipment); provided, however, that all construction warranties available to Sublandlord under the Master Lease shall be available to Subtenant to the extent assignable by Sublandlord to Subtenant. Pursuant to California Civil Code Section 1938, Sublandlord is required to state as follows regarding Building B: A Certified Access Specialist (CASp) can inspect the subject premises and determine whether the subject premises comply with all of the applicable construction-related accessibility standards under state law. Although state law does not require a CASp inspection of the subject premises, the commercial property owner or lessor may not prohibit the lessee or tenant from obtaining a CASp inspection of the subject premises for the occupancy of potential occupancy of the lessee or tenant, if requested by the lessee or tenant. The parties shall mutually agree on the arrangements for the time and manner of the CASp inspection, the payment of the fee for the CASp inspection, and the cost of making any repairs necessary to correct violations of construction-related accessibility standards within the premises. 5. Sublease Base Rent for Building B. Commencing on the Building B Commencement Date, the Base Rent for the Premises shall be amended to include monthly base rent for Building B which shall be payable each month in the amount of $[***] (“Building B Base Rent”), which is equal to the annual amount of [***], in the manner set forth in Section 7 of the

3 Sublease. The Building B Base Rent for Building B shall be subject to annual increases of three percent (3%), with such increases occurring on each anniversary of the Building A Commencement Date. After the occurrence of the Building B Commencement Date, Sublandlord may request that Subtenant execute a confirmation letter memorializing the Base Rent schedule for each of Building A and Building B, and Subtenant shall execute and return such confirmation letter within ten (10) business days, subject to correction only for manifest error. 6. Abated Rent. Section 7.B.ii. of the Sublease is hereby deleted and replaced in its entirety as follows: Provided no Event of Default has occurred and provided that the Building B Commencement Date has occurred, then Base Rent for the Expansion Premises shall be abated as follows: fifty percent (50%) of the Base Rent for Building B shall be conditionally abated for full calendar months one (1) through twenty-four (24) of the Building B Term (the “Expansion Premises Rent Abatement Period”). The rent abatement described in this Section 6 will be the “Expansion Premises Abated Rent” for all purposes. The Expansion Premises Rent Abatement Period together with the Building A Rent Abatement Period shall be referred to collectively as the “Rent Abatement Period”. The Expansion Premises Abated Rent together with the Building A Abated Rent shall be collectively referred to as the “Abated Rent”. There will be no Abated Rent for the partial month the Building B Term begins, if applicable, and Subtenant shall pay the full amount of the prorated Base Rent for Building B for such partial month. 7. Subtenant Improvements. a. Design and Construction. Subtenant’s design and construction plans and its improvements to Building B for its Intended Use (“Building B TI”) are expressly subject to the prior approval of Sublandlord (consistent with the Sublease Work Letter) and Master Landlord. Except as expressly set forth in this Amendment including, without limitation, Section 7(g) hereof, Subtenant shall not undertake any construction activities, or make any other installation or move any personal property into Building B without the prior written consent of Master Landlord and Sublandlord. If Master Landlord provides consent to the Building B TI, Sublandlord will not unreasonably withhold, condition, or delay its consent to the Building B TI. b. Subtenant Improvement Allowance. i. Subject to 7.b.ii. below, Sublandlord shall provide a tenant improvement allowance for the Building B TI in the amount of Nineteen Million Nine Hundred Thousand Dollar ($19,900,000), which equals $248.75 per RSF (“Building B TI Allowance”). There shall be no ATIA for the Building B TI. From and after the Effective Date, Section 6(c) of the Sublease is hereby deleted in its entirety. The Building B TI Allowance is in lieu of, and not in addition to, any allowances described for Building B in the Sublease. ii. Subtenant must fully utilize the Building B TI Allowance on or before September 30, 2026 (“Building B TI Allowance Sunset Date”), and any amounts

4 not fully utilized by such date shall be unavailable to Subtenant. Subtenant shall be solely responsible for all of the Final Costs for Subtenant’s Work and the Building B TI (except as set forth in Sec. 7.b.iii. below) over and above the Tenant Improvement Allowance and the Building B TI Allowance. The Building B TI Allowance shall be paid directly by Sublandlord to Subtenant and shall not be subject to any pari passu or final retention provisions of the Sublease Work Letter including, without limitation, Sections 2.2.2 and 4.2.1 thereof. iii. In addition to the Building B TI Allowance, Subtenant acknowledges it has the right to use the Tenant Improvement Allowance under the Master Lease towards the Subtenant’s Work for Building A and/or the Building B TI, as applicable; provided that the Tenant Improvement Allowance must be fully utilized by August 1, 2025 (“Master Lease TI Allowance Sunset Date”), unless such date is extended by Master Landlord, in which case, the Master Lease TI Allowance Sunset Date shall be so extended. If Subtenant fails to fully utilize the Tenant Improvement Allowance under the Master Lease by the Master Lease TI Allowance Sunset Date, Sublandlord agrees to pay Subtenant an amount based on the unutilized Tenant Improvement Allowance under the Master Lease for the Building B TI equal to the lesser of (i) [***], or (ii) [***] percent of the unutilized Tenant Improvement Allowance under the Master Lease up to $[***] (the “Cap Amount”). Subtenant shall be responsible for the remaining [***] percent of the unutilized Tenant Improvement Allowance under the Master Lease up to the Cap Amount. Subtenant’s obligation to pay the remaining [***] of the unutilized Tenant Improvement Allowance up to the Cap Amount may be, at Subtenant’s discretion, paid in cash by Subtenant or offset by the Building A Abated Rent it otherwise would have received under the Sublease for month [***] of the Sublease Term (equal to $[***]) and for months [***] and [***] of the Sublease Term (equal to $[***]), it being expressly understood the foregoing Building A Abated Rent shall be forfeited if Subtenant elects to apply such abated amounts as a credit against Subtenant’s obligation to pay the [***] percent differential for the unused Tenant Improvement Allowance under the Master Lease and Subtenant, if so applied, then Subtenant shall pay the Base Rent in full for months [***], [***] and [***] of the Sublease Term, in that order of priority. For the avoidance of doubt, Sublandlord’s total maximum out-of-pocket exposure under this Section 7.b.iii. shall be the sum of (a) the lesser of (i) $[***], or (ii) [***] percent of the unused Building B TI Allowance as of the Master Lease TI Allowance Sunset Date, plus (b) $[***] (the maximum potential collective amount of the forfeited Building A Abated Rent, if applicable). Notwithstanding the foregoing, Sublandlord shall continue to use commercially reasonable efforts to cause Master Landlord to extend Subtenant’s right to use the Tenant Improvement Allowance under the Master Lease beyond the Master Lease TI Allowance Sunset Date, to reduce or eliminate the cost to both parties under this Section 7.b.iii.

5 iv. If Sublandlord terminates the Sublease as a result of any Event of Default by Subtenant, the actual amounts paid by Sublandlord under this Section 7 shall be recoverable by Sublandlord as damages upon such termination. c. Disbursement of Building B TI Allowance. The Building B TI Allowance shall be used for the Sublease TI Allowance Items set forth in Section 2.3 of the Sublease Work Letter applicable to Building B; provided, however, that Sublandlord’s Fee for Building B shall be as set forth in Section 7.d. below. The Building B TI Allowance shall be disbursed in the same manner and amounts, except as modified by this Amendment, as set forth in Section 2.4 of the Sublease Work Letter, substituting references to Building A with Building B for purposes of this Amendment; provided that notwithstanding anything to the contrary set forth in this Sublease or the Master Lease the disbursement of the Building B TI Allowance shall not be subject to any pari passu or final retention provisions of the Sublease Work Letter including, without limitation, Sections 2.2.2 and 4.2.1 thereof. d. Sublandlord’s Fee. The Sublandlord’s Fee for the Building B TI shall not exceed [***] Dollars ($[***]), which shall be in addition to the Sublandlord’s Fee for Building A under Section 2.3.9 of the Sublease Work Letter. e. Performance Bond. The Subtenant’s Performance Bond pursuant to Section 4.1.3 of the Original Work Letter shall be increased based on any Over-Allowance Amount for the Building B TI. f. Completion of Tenant Improvements. Subtenant may use the Sublease TI Allowance and the Building B TI Allowance (collectively, the “TI Allowance”) towards the Subtenant’s Work and the Building B TI, and such TI Allowance shall be allocated between Building A and Building B in Subtenant’s discretion. From and after the Building B Access Date, Subtenant shall diligently pursue completion of the Building B TI in accordance with the approved plans therefor, sufficient to obtain a Certificate of Occupancy or its legal equivalent for the occupancy of Building B. g. Early Access. Subtenant will be given access to Building B (the date of such access, the “Building B Access Date”), no later than April 1, 2025 (subject to adjustment for Force Majeure or Subtenant Delay) to construct the Building B TI; provided, however, Sublandlord may simultaneously perform after the Building B Access Date its remaining Sublandlord’s Infrastructure Work for Building B so long as same shall not interfere with the Building B TI (which Sublandlord anticipates will be done by June 15, 2025, except for the startups identified in this subsection that will occur once the permanent power infrastructure for Building B is complete) and the completion of punch-list items. As used herein, “Sublandlord’s Infrastructure Work” means collectively, (a) the installation and startup of all generators, Air Compressor Powerex SEO4007HP only, air handlers, exhaust fans, and Vacuum Pump Powerex LVPQ-1005 only, and (b) installation and startup of all core and shell equipment including, without limitation, the chilled water system and heating hot water system. The parties shall cooperate with each other to not interfere with the work of the other. Any delays caused by Subtenant shall be treated as Subtenant Delay as determined in Sublandlord’s reasonable discretion and without requirement for notice or mitigation by Sublandlord. Any early access provided under this subsection shall be

6 subject to all of the terms of the Sublease and the Master Lease (unless such Master Lease terms are expressly excluded in Section 10.A. of the Sublease); provided that Subtenant shall not be obligated to pay Building B Base Rent during such early access (though Subtenant shall be obligated to pay for Subtenant’s Share as provided in Section 3 above and all utility service as of the Building B Access Date). Subtenant assumes all risk regarding access and occupancy of Building B. Subtenant’s indemnity in Section 4(B) of the Sublease shall apply to the Building B TI and any such access. Notwithstanding anything to the contrary herein, Subtenant will not be given any access to Building B until Subtenant has delivered certificates evidencing that Subtenant and its agents and contractors are carrying all insurance required to be carried by the Sublease and Sublease Work Letter, and that the same cover Building B, with the Sublandlord and Master Landlord noted as additional insureds thereunder. 8. Letter of Credit. Notwithstanding anything to the contrary set forth in the Sublease including, without limitation Sections 6 and 8 of the Sublease, Subtenant shall not be required to increase the amount of the Letter of Credit Amount as a result of Subtenant’s sublease of Building B. 9. Brokerage. Sublandlord shall pay all brokerage fees in connection with this Amendment, per separate agreement. Sublandlord and Subtenant are being represented by Jones Lang LaSalle (“JLL”) pursuant to JLL’s disclosed dual agency consented to by the parties. Each party warrants and represents to the other party it has not dealt with any other broker or agent in connection with this Amendment. Each party shall indemnify and hold harmless the other from and against any and all loss, cost and expense (including attorneys’ fees) arising out of or resulting from any breach of said warranty and representation by the indemnifying party, including any claims for a brokerage commission, finder’s fee or similar compensation made by any broker or other person claiming to have dealt with the indemnifying party in connection with this Amendment, other than JLL. 10. Authority. Subtenant hereby represents and warrants to Sublandlord as follows: (i) the execution and delivery of this Amendment by Subtenant has been duly authorized by all requisite corporate action; (ii) neither the Sublease nor the interest of Subtenant therein has been assigned, sublet, encumbered or otherwise transferred; (iii) there are no defenses or counterclaims to the enforcement of the Sublease or the liabilities and obligations of Subtenant thereunder; (iv) neither Sublandlord or Subtenant is in breach or default of any its respective obligations under the Sublease; and (v) Sublandlord has made no representations or warranties, except as expressly and specifically set forth in the Sublease, as modified by this Amendment. Sublandlord hereby represents and warrants to Subtenant that the execution and delivery of this Amendment by Sublandlord has been duly authorized by all requisite corporate action. 11. Entire Agreement. Except as expressly and specifically set forth in this Amendment, the Sublease is hereby ratified and confirmed, and all of the terms, covenants, agreements and provisions of the Sublease shall remain unaltered and unmodified and in full force and effect throughout the Sublease Term. The term “Sublease” shall include the Sublease Agreement and this Amendment.

7 12. Counterparts and Electronic Signature. This Amendment may be executed in duplicate counterparts, each of which shall be deemed an original hereof. The parties hereto consent and agree that this Amendment may be signed and/or transmitted by e-mail of a .pdf document or using electronic signature technology (e.g., via DocuSign or similar electronic signature technology), and that such signed electronic record shall be valid and as effective to bind the party so signing as a paper copy bearing such party’s handwritten signature. The parties further consent and agree that (1) to the extent a party signs this Amendment using electronic signature technology, by clicking “SIGN”, such party is signing this Amendment electronically, and (2) the electronic signatures appearing on this Amendment shall be treated, for purposes of validity, enforceability and admissibility, the same as handwritten signatures. 13. Master Landlord’s Consent Required. This Amendment shall not become effective or binding upon either party until the date of full execution of Master Landlord’s written consent to this Amendment (the “Consent”). Sublandlord shall use good faith efforts to obtain the Consent in accordance with the provisions of the Master Lease and Subtenant shall reasonably cooperate with Sublandlord in its efforts to obtain the Consent. Sublandlord shall request the Consent and Sublandlord shall pay any fees or charges expressly provided for the in the Master Lease with respect to obtaining the Consent. Subtenant agrees promptly to provide any financial or other information reasonably requested by Master Landlord pursuant to the Master Lease. Subtenant waives any claim against Master Landlord or Sublandlord arising out of any failure or refusal by Master Landlord to grant Consent. 14. Completion of Electrical Power Supply for Base Building Improvements. Under the terms of the Master Lease, Master Landlord is required to provide, as part of the Base Building Improvements, the permanent electrical power supply to the Project in the amount of 2,000 amps of 277/480v, Phase 3 power for each of Building A and Building B (“Permanent Power”). As of the Effective Date, Sublandlord and Subtenant each acknowledge that the Permanent Power has not been completed due to no fault of Sublandlord or Subtenant. On or about January 9, 2025, Master Landlord notified Sublandlord and Subtenant of its plans to complete or cause to be completed, at no cost or expense to Subtenant, the infrastructure required in order to provide the Permanent Power by no later than December 31, 2025 (“Planned Power Start Date”). In the event Master Landlord fails to provide the Permanent Power by the Planned Power Start Date and such failure results in Subtenant’s inability to complete the Subtenant’s Work and/or be operational in the Premises for its Intended Use, then, notwithstanding Section 10.E of the Sublease, Sublandlord shall use commercially reasonable efforts to enforce the rights of Sublandlord under the Master Lease until the Power Start Date is achieved. Subtenant shall be entitled to all of the rights and remedies Sublandlord actually obtains from Master Landlord under the Master Lease and otherwise at law and in equity for Master Landlord’s failure to provide the Permanent Power by the Planned Power Start Date. Notwithstanding anything to the contrary set forth in this Section 14, Sublandlord shall not have any obligation to commence litigation or other dispute resolution proceedings to cause Master Landlord to provide the Permanent Power by the Planned Power Start Date. If, despite Sublandlord’s commercially reasonable efforts, Sublandlord is unable to obtain relief from Master Landlord after a period of thirty (30) days, then any time thereafter, Subtenant may require Sublandlord to assign to Subtenant any causes of action Sublandlord may have against Master Landlord so Subtenant may pursue such remedies directly (“Subtenant Action”). If Subtenant cannot pursue a Subtenant Action in its own name, Sublandlord shall do so at Subtenant’s expense. Sublandlord shall reasonably cooperate with

8 Subtenant in connection with such Subtenant Action, at no cost or expense to Sublandlord; provided that Subtenant will indemnify, defend and hold harmless Sublandlord and the Sublandlord Indemnified Parties from and against any and all claims, charges, costs or expenses arising from any Subtenant Action. In addition to the foregoing and as a material inducement for Subtenant who otherwise would not agree to enter into this Amendment for the sublease of Building B, if the Planned Power Start Date does not occur on or before January 31, 2026, Sublandlord shall provide a day-for-day abatement of Base Rent and Subtenant’s Share of Direct Expenses commencing on February 1, 2026 and continuing until the Planned Power Start Date (the “Sublandlord Incentive”). The Sublandlord Incentive is provided to induce Subtenant to proceed with subleasing Building B and to maintain its construction timelines and business opening schedule. The Sublandlord Incentive may be offset and passed through to Subtenant by any abatement Sublandlord is entitled to under the Master Lease to the extent received by Subtenant. The Sublandlord Incentive does not (a) modify the Master Lease, (b) reduce Master Landlord’s obligations thereunder, or (c) reduce Sublandlord’s rights under the Master Lease with all such rights being expressly reserved by Sublandlord. Furthermore, nothing herein is intended to, or shall be construed to, make Sublandlord responsible for any work related to delivering the Permanent Power. 15. Sublease Responsibility Matrix. The Sublease Responsibility Matrix attached to the Sublease as Exhibit A is hereby amended as set forth on Exhibit A attached hereto. [Signatures on following page.]

9 EXECUTED as of the Effective Date. Sublandlord: TURNING POINT THERAPEUTICS, INC., a Delaware corporation By: /s/ Bruce Mayer Bruce Mayer Authorized Signatory Subtenant: AVIDITY BIOSCIENCES, INC., a Delaware corporation By: /s/ Sarah Boyce Sarah Boyce President & CEO By: /s/ Michael MacLean Michael MacLean Chief Financial Officer

10 Exhibit A Sublease Responsibility Matrix [***]